Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:	Brett Larsen	Michael Newman
	Chief Financial Officer	Investor Relations
	Key Tronic Corporation	StreetConnect
	(509) 927-5500	(206) 729-3625
KEY TRONIC CORPORATION ANNOUNCES RESULTS
FOR THE FOURTH QUARTER AND YEAR END OF FISCAL YEAR 2019
Expecting Revenue and Earnings Growth in the First Quarter
Spokane Valley, WA— August 6, 2019 — Key Tronic Corporation (Nasdaq: KTCC), a provider of electronic manufacturing services (EMS), today announced its results for the quarter and the year ended June 29, 2019. These results are in line with the preliminary results announced on July 24, 2019.
For the fourth quarter of fiscal year 2019, Key Tronic reported total revenue of $105.6 million, compared to $117.0 million in the same period of fiscal year 2018. For fiscal year 2019, total revenue was $464.0 million, up 4% from $446.3 million in fiscal year 2018.
For the fourth quarter of fiscal year 2019, the Company had net income of $0.8 million or $0.08 per share, compared to net loss of $(2.2) million or $(0.20) per share for the same period of fiscal year 2018. For fiscal year 2019, net loss was $(8.0) million or $(0.74) per share, which includes an impairment of goodwill and intangibles of $12.5 million reported during the third quarter of fiscal 2019. This is compared to a net loss of $(1.3) million or $(0.12) per share for fiscal year 2018.
For the fourth quarter of fiscal year 2019, gross margin was 7.9% and operating margin was 1.3%, compared to 8.0% and (2.1)%, respectively, in the same period of fiscal 2018.
“Despite the many unexpected challenges during the second half of fiscal 2019, we managed to increase our revenue for the fiscal year by 4% over fiscal year 2018 and to ramp up most of our new programs,” said Craig Gates, President and Chief Executive Officer. “In the fourth quarter of fiscal year 2019, we saw a disruption in deliveries of a critical component from a supplier in China; delays in the ramp of a new program due to customer-driven design changes; and temporary reductions in customer demand due to concerns over tariffs and trade tension between the US and Mexico. Moving into the first quarter of fiscal 2020, the disruption and delays experienced in the fourth quarter have been largely resolved and we expect revenue to increase.”
“During the fourth quarter, we continued to win significant new business from EMS competitors and from existing customers, including new programs involving smart security, architectural LED lighting, power meters and smart grid, and wireless power solutions. We also continue to invest in new equipment and processes to be more productive in our Mexico and Vietnam facilities, and we’re expanding and enhancing our profitable US facilities. We’re optimistic about our opportunities for growth in fiscal 2020 and beyond.”
Business Outlook
For the first quarter of fiscal year 2020, the Company expects to report revenue in the range of $115 million to $120 million, and earnings in the range of $0.12 to $0.17 per diluted share. These expected results assume an effective tax rate of 20% in the quarter.
Conference Call
Key Tronic will host a conference call to discuss its financial results at 2:00 PM Pacific (5:00 PM Eastern) on August 6, 2019. A broadcast of the conference call will be available at www.keytronic.com under “Investor Relations” or by calling 800-367-2403 or +1-334-777-6978 (Access Code: 1471511). A replay will be available by calling 888-203-1112 or +1-719-457-0820 (Access Code: 1471511).

About Key Tronic
Key Tronic is a leading contract manufacturer offering value-added design and manufacturing services from its facilities in the United States, Mexico, China, and Vietnam. The Company provides its customers full engineering services, materials management, worldwide manufacturing facilities, assembly services, in-house testing, and worldwide distribution. Its customers include some of the world’s leading original equipment manufacturers. For more information about Key Tronic visit: www.keytronic.com.
Some of the statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as aims, anticipates, believes, estimates, expects, hopes, intends, plans, predicts, projects, targets, or will, similar verbs, or nouns corresponding to such verbs. Forward-looking statements also include other passages that are primarily relevant to expected future events or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this release include, without limitation, the Company’s statements regarding its expectations with respect to quarterly and yearly revenue and earnings during periods of fiscal year 2020, effects of recent tax reform, tariff measures, and trade tensions, business from new customers and new programs, improvement in supply chain deliveries, impairment charges of goodwill and intangibles, and operational streamlining. There are many factors, risks and uncertainties that could cause actual results to differ materially from those predicted or projected in forward-looking statements, including but not limited to the future of the global economic environment and its impact on our customers and suppliers; the availability of parts from the supply chain; the accuracy of customers’ forecasts; success of customers’ programs; timing and effectiveness of ramping of new programs; development and success of new-product introductions; acquisitions or divestitures of operations or facilities; technology advances; changes in pricing policies by the Company, its competitors, customers or suppliers; impact of tax reform and related activities and the other risks and uncertainties detailed from time to time in the Company’s SEC filings.

KEY TRONIC CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net sales	$105,581	$117,028	$464,044	$446,322
Cost of sales	97,200	107,659	429,443	412,153
Gross profit	8,381	9,369	34,601	34,169
Research, development and engineering expenses	1,600	1,621	6,555	6,186
Selling, general and administrative expenses	5,372	5,693	21,556	22,334
Impairment of goodwill and intangibles	—	—	12,448	—
Loss on settlement of arbitration	—	4,535	—	4,535
Total operating expenses	6,972	11,849	40,559	33,055
Operating income (loss)	1,409	(2,480)	(5,958)	1,114
Interest expense, net	677	690	2,782	2,556
Income before income taxes	732	(3,170)	(8,740)	(1,442)
Income tax provision (benefit)	(85)	(993)	(758)	(117)
Net income (loss)	$817	$(2,177)	$(7,982)	$(1,325)
Net income (loss) per share — Basic	$0.08	$(0.20)	$(0.74)	$(0.12)
Weighted average shares outstanding — Basic	10,760	10,760	10,760	10,760
Net income (loss) per share — Diluted	$0.08	$(0.20)	$(0.74)	$(0.12)
Weighted average shares outstanding — Diluted	10,760	10,760	10,760	10,760

KEY TRONIC CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 29, 2019	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$601	$343
Trade receivables, net of allowance for doubtful accounts of $58 and $0	58,429	70,262
Contract assets	22,161	—
Inventories, net	100,431	110,315
Other	16,477	13,600
Total current assets	198,099	194,520
Property, plant and equipment, net	29,413	27,548
Other assets:
Deferred income tax asset	7,840	7,882
Goodwill	—	9,957
Other intangible assets, net	657	3,726
Other	2,301	2,895
Total other assets	10,798	24,460
Total assets	$238,310	$246,528
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$73,571	$76,198
Accrued compensation and vacation	6,759	8,105
Current portion of debt, net	5,841	5,841
Other	7,233	8,769
Total current liabilities	93,404	98,913
Long-term liabilities:
Term loans	7,091	12,932
Revolving loan	23,356	16,222
Other long-term obligations	—	380
Total long-term liabilities	30,447	29,534
Total liabilities	123,851	128,447
Shareholders’ equity:
Common stock, no par value—shares authorized 25,000; issued and outstanding 10,760 and 10,760 shares, respectively	46,680	46,244
Retained earnings	65,353	72,806
Accumulated other comprehensive gain (loss)	2,426	(969)
Total shareholders’ equity	114,459	118,081
Total liabilities and shareholders’ equity	$238,310	$246,528

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